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                           [LETTERHEAD APPEARS HERE]


September 13, 1996



Securities and Exchange Commission
Mail Stop 9-5
450 - 5th Street N.W.
Washington, D.C.  20549



Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A of First Savings Bancorp, Inc. dated August 29, 1996.

Yours truly,


Deloitte & Touche LLP




[LOGO APPEARS HERE]


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